Exhibit 32

CERTIFICATION OF ANNUAL REPORT ON FORM 10-K

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Omnicom Group Inc. certifies that, to such officer's knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Omnicom Group Inc. as of the dates and for the periods expressed in the Report.

Executed as of February 17, 2012.

/s/ JOHN D. WREN

Name:	John D. Wren
Title:	Chief Executive Officer and President

/s/ RANDALL J. WEISENBURGER

Name:	Randall J. Weisenburger
Title:	Executive Vice President and Chief Financial Officer